Exhibit 99.1

IHEARTMEDIA, INC. REPORTS
RESULTS FOR 2022 THIRD QUARTER

New York, NY, November 3, 2022 – iHeartMedia, Inc. (Nasdaq: IHRT) today reported financial results for the quarter ended September 30, 2022.
Financial Highlights:

Q3 2022 Consolidated Results
▪Q3 Revenue of $989 million, up 7% YoY; at high end of guidance of up approximately 3%-7%
▪GAAP Operating loss of $211 million vs. GAAP Operating income of $80 million in Q3 2021
•Includes FCC license non-cash impairment charge of $302 million driven by increase in interest rates
▪Consolidated Adjusted EBITDA of $252 million increased 10% YoY; at high end of guidance of $240 million to $255 million
•Consolidated Adjusted EBITDA margin of 25.5%, up 70 bps from 24.8% in Q3 2021
▪Cash Flows from operating activities of $103 million
▪Free Cash Flow of $63 million; Free Cash Flow including $8 million of net proceeds from real estate sales was $70 million

Q3 2022 Digital Audio Group Continues Strong Growth
▪Digital Audio Group Revenue of $254 million up 23% YoY
•Podcast Revenue of $91 million up 42% YoY
•Digital Revenue excluding Podcast of $163 million up 15% YoY
▪Segment Adjusted EBITDA of $78 million increased 17% YoY
•Digital Audio Group Adjusted EBITDA margin of 30.8%
Q3 2022 Multiplatform Group Demonstrates Resilience
▪Multiplatform Group Revenue of $660 million flat YoY
▪Segment Adjusted EBITDA of $207 million decreased 1% YoY
•Multiplatform Group Adjusted EBITDA margin of 31.4%

Strong Free Cash Flow Generation, Proactive Capital Structure Improvement and Debt Paydown
▪Free Cash Flow of $63 million; including $8 million of net proceeds from real estate sales, Free Cash Flow including net proceeds from real estate sales was $70 million
▪Cash balance and total available liquidity1 of $295 million and $718 million, respectively, as of September 30, 2022
▪Repurchased $75 million in principal balance of 8.375% Senior Unsecured Notes (at a discount to par) for $68 million in cash; expected to generate approximately $6 million of annualized interest savings
•As of September 30th combined Notes repurchases of $189 million at a discount to par of $173 million; expected to generate approximately $16 million of annualized interest savings

Guidance
▪Q4 Consolidated Revenue expected to increase by approximately 2%-6% YoY
▪October Consolidated Revenue up approximately 8% YoY impacted by strong political spend
▪Q4 Consolidated Adjusted EBITDA expected to be $305 million to $325 million
▪Expect to make significant progress in 2022 towards the previously announced Net Debt to Adjusted EBITDA ("net leverage") target of approximately 4x

1 Total available liquidity is defined as cash and cash equivalents plus available borrowings under our ABL Facility. We use total available liquidity to evaluate our capacity to access cash to meet obligations and fund operations.

Statement from Senior Management

“We’re pleased to report another quarter of solid operating results for iHeart, and our performance in the midst of the current climate of economic uncertainty is a strong indication of the successful transformation this company has undergone in which our high-growth digital revenues comprises 26% of total company revenues,” said Bob Pittman, Chairman and CEO of iHeartMedia, Inc. “Our Digital Audio Group continues to deliver industry-leading growth, and our Multiplatform Group has again demonstrated its resiliency during a difficult economic environment. We believe the strong positions of both of these groups with both consumers and advertisers give us the ability to both navigate through this period of economic uncertainty and position us for continued growth through the recovery and beyond.”

“This quarter our Adjusted EBITDA of $252 million, and our consolidated revenues, up approximately 7% year over year, were both at the high end of our guidance range – a solid performance despite the uncertain macroeconomic environment,” said Rich Bressler, President, Chief Operating Officer and Chief Financial Officer of iHeartMedia, Inc. “We also continue to keep profitability and Free Cash Flow Generation at the forefront, and despite this uncertain environment, our business has continued to achieve year over year growth in users, revenues, Adjusted EBITDA and Free Cash Flow.”

Consolidated Results of Operations
Third Quarter 2022 Consolidated Results
Our consolidated revenue increased $60.9 million, or 6.6%, during the three months ended September 30, 2022 compared to the same period of 2021. Digital Audio revenue increased $48.2 million, or 23.4%, driven primarily by continuing increases in demand for digital advertising and the continued growth of podcasting. Multiplatform revenue increased $0.9 million, or 0.1%, primarily resulting from increased political advertising revenue as 2022 is midterm election year, partially offset by a decrease in revenue due to a more challenging macroeconomic environment. Audio & Media Services revenue increased $11.7 million due to the increase in political advertising revenue.
Consolidated direct operating expenses increased $46.0 million, or 14.1%, during the three months ended September 30, 2022 compared to the same period of 2021. The increase in direct operating expenses was primarily driven by higher variable content, talent and profit sharing expenses in our Digital Audio Group and our Multiplatform Group.
Consolidated Selling, General & Administrative ("SG&A") expenses increased $9.8 million, or 2.5%, during the three months ended September 30, 2022 compared to the same period of 2021. The increase in Consolidated SG&A expenses was driven primarily by costs incurred in connection with executing on our cost reduction initiatives as well as increased sales commission expenses as a result of higher revenue. These increases were partially offset by lower variable bonus expense.
Our consolidated GAAP Operating loss was $211.2 million compared to Operating income of $80.1 million in the third quarter of 2021, which was driven primarily by a non-cash impairment charge of $302.1 million attributable to our FCC licenses as a result of increased interest rates.
Adjusted EBITDA increased to $252.2 million compared to $230.2 million in the prior-year period.
The Company generated $103.1 million of cash from operating activities, compared to $95.7 million in the prior-year period, and Free Cash Flow was $62.8 million, compared to $45.5 million in the prior-year period primarily due to an increase in cash flows from operations due to political advertising revenue as 2022 is a midterm election year and the continued growth of our Digital Audio Group business.

Business Segments: Results of Operations
Third Quarter 2022 Multiplatform Group Results

(In thousands)	Three Months Ended September 30,		%	Nine Months Ended September 30,		%
	2022	2021	Change	2022	2021	Change
Revenue	$659,896	$658,979	0.1%	$1,864,356	$1,762,726	5.8%
Operating expenses[1]	452,631	450,549	0.5%	1,328,688	1,268,107	4.8%
Segment Adjusted EBITDA	$207,265	$208,430	(0.6)%	$535,668	$494,619	8.3%
Segment Adjusted EBITDA margin	31.4%	31.6%		28.7%	28.1%
1 Operating expenses consist of Direct operating expenses and Selling, general and administrative expenses, excluding Restructuring Expenses.
Revenue from our Multiplatform Group increased $0.9 million, or 0.1% YoY, as a result of increased political advertising revenue as 2022 is a midterm election year, partially offset by a decrease in revenue due to a more challenging macroeconomic environment. Broadcast revenue grew $2.1 million, or 0.4% YoY, driven by higher political advertising revenue and an increase in trade and barter revenue, partially offset by lower spot revenue, while Networks declined $(0.7) million, or 0.5% YoY. Revenue from Sponsorship and Events decreased by $(0.1) million, or 0.2% YoY.

Operating expenses increased $2.1 million, or 0.5% YoY, driven primarily by higher content, talent and profit sharing expenses, partially offset by a decrease in variable bonus expense which was lower in the third quarter of 2022 compared to the prior year based on financial performance compared to targets.

Segment Adjusted EBITDA Margin modestly decreased YoY to 31.4% from 31.6%.

Third Quarter 2022 Digital Audio Group Results

(In thousands)	Three Months Ended September 30,		%	Nine Months Ended September 30,		%
	2022	2021	Change	2022	2021	Change
Revenue	$253,953	$205,769	23.4%	$720,733	$561,252	28.4%
Operating expenses[1]	175,636	138,646	26.7%	511,025	399,828	27.8%
Segment Adjusted EBITDA	$78,317	$67,123	16.7%	$209,708	$161,424	29.9%
Segment Adjusted EBITDA margin	30.8%	32.6%		29.1%	28.8%
1 Operating expenses consist of Direct operating expenses and Selling, general and administrative expenses, excluding Restructuring Expenses.
Revenue from our Digital Audio Group increased $48.2 million compared to the prior year, including growth from Digital, excluding Podcast revenue, which grew $21.1 million, or 14.9%, YoY, to $162.7 million, driven by increased demand for digital advertising as well as Podcast revenue which increased by $27.1 million, or 42.1%, YoY, to $91.3 million, driven by higher revenues from the development of new podcasts as well as growth from existing podcasts. Digital Audio Group revenue increased as a result of general increased demand for digital advertising and the growing popularity of podcasting.

Operating expenses increased $37.0 million, or 26.7% YoY, due to higher variable content and production costs primarily resulting from the development of new podcasts and higher third-party digital costs and profit share expenses primarily resulting from higher revenue.

Segment Adjusted EBITDA Margin decreased YoY to 30.8% from 32.6%.

Third Quarter 2022 Audio & Media Services Group Results

(In thousands)	Three Months Ended September 30,		%	Nine Months Ended September 30,		%
	2022	2021	Change	2022	2021	Change
Revenue	$77,794	$66,078	17.7%	$209,716	$182,390	15.0%
Operating expenses[1]	48,044	43,656	10.1%	141,509	124,148	14.0%
Segment Adjusted EBITDA	$29,750	$22,422	32.7%	$68,207	$58,242	17.1%
Segment Adjusted EBITDA margin	38.2%	33.9%		32.5%	31.9%
1 Operating expenses consist of Direct operating expenses and Selling, general and administrative expenses, excluding Restructuring Expenses.
Revenue from our Audio & Media Services Group increased $11.7 million, or 17.7% YoY, due to an increase in political advertising revenue as 2022 is a midterm election year.

Operating expenses increased $4.4 million, or 10.1% YoY, primarily as a result of higher employee compensation related to seasonal (political) staffing, higher merchandising costs and a new purchase agreement with third-parties for specific inventory spots.

Segment Adjusted EBITDA Margin increased YoY to 38.2% from 33.9%.

GAAP and Non-GAAP Measures: Consolidated

(In thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue	$988,930	$928,051	$2,786,393	$2,496,321
Operating income (loss)	$(211,187)	$80,111	$(115,983)	$31,881
Adjusted EBITDA[1]	$252,242	$230,213	$634,645	$516,968
Net income (loss)	$(309,776)	$3,673	$(343,333)	$(270,343)
Cash provided by operating activities[2]	$103,110	$95,736	$206,699	$196,593
Free cash flow[1,2]	$62,753	$45,462	$94,132	$95,258
Free cash flow including net proceeds from real estate sales[1,2]	$70,453	$54,072	$125,667	$116,309

______________________________________________________
1 See the end of this press release for reconciliations of (i) Adjusted EBITDA to Operating income, (ii) Adjusted EBITDA to net income (loss), (iii) Free Cash Flow and Free cash flow including net proceeds from real estate sales to cash provided by (used for) operating activities, (iv) revenue, excluding political advertising revenue, to revenue, and (v) Net Debt to Total Debt. See also the definitions of Adjusted EBITDA, Free Cash Flow, Free cash flow including net proceeds from real estate sales, Adjusted EBITDA margin, and Net Debt under the Supplemental Disclosure Regarding Non-GAAP Financial Information section in this release.
2 We made cash interest payments of $89.9 million in the three months ended September 30, 2022, compared to $79.2 million in the three months ended September 30, 2021. We made cash interest payments of $249.9 million in the nine months ended September 30, 2022, compared to $247.5 million in the nine months ended September 30, 2021.

Certain prior period amounts have been reclassified to conform to the 2022 presentation of financial information throughout the press release.

Liquidity and Financial Position
As of September 30, 2022, we had $295.4 million of cash on our balance sheet. For the nine months ended September 30, 2022, cash provided by operating activities was $206.7 million, cash used for investing activities was $82.8 million and cash used for financing activities was $179.7 million.
Capital expenditures for the nine months ended September 30, 2022 were $112.6 million compared to $101.3 million in the nine months ended September 30, 2021. Capital expenditures during the nine months ended September 30, 2022 increased primarily due to our real estate consolidation initiatives aimed at reducing our structural cost base.

As of September 30, 2022, the Company had $5,553.7 million of total debt and $5,258.3 million of Net Debt. The terms of our capital structure include no material maintenance covenants, and there are no material debt maturities prior to 2026, providing structural resilience. During the three months ended September 30, 2022, we repurchased $75.0 million in aggregate principal amount of iHeartCommunications Inc.'s 8.375% Senior Unsecured Notes due 2027 (at a discount to par) for $68.1 million in cash.
Cash balance and total available liquidity2 were $295.4 million and $718.4 million, respectively, as of September 30, 2022.

The Company believes its previously announced modernization initiatives and other cost saving actions - in combination with the Company’s resilient capital structure - have substantially expanded the Company’s financial flexibility and liquidity while positioning the Company for further margin improvement over time.
2 Total available liquidity is defined as cash and cash equivalents plus available borrowings under our ABL Facility. We use total available liquidity to evaluate our capacity to access cash to meet obligations and fund operations.

Revenue Streams
The tables below present the comparison of our historical revenue streams (including political revenue) for the periods presented:

(In thousands)	Three Months Ended September 30,		%	Nine Months Ended September 30,		%
	2022	2021	Change	2022	2021	Change
Broadcast Radio	$485,571	$483,456	0.4%	$1,365,356	$1,293,134	5.6%
Networks	127,239	127,920	(0.5)%	372,329	366,592	1.6%
Sponsorship and Events	42,562	42,663	(0.2)%	114,226	93,641	22.0%
Other	4,524	4,940	(8.4)%	12,445	9,359	33.0%
Multiplatform Group[1,2]	659,896	658,979	0.1%	1,864,356	1,762,726	5.8%
Digital ex. Podcast	162,700	141,573	14.9%	475,254	405,276	17.3%
Podcast	91,253	64,196	42.1%	245,479	155,976	57.4%
Digital Audio Group	253,953	205,769	23.4%	720,733	561,252	28.4%
Audio & Media Services Group[1,2]	77,794	66,078	17.7%	209,716	182,390	15.0%
Eliminations	(2,713)	(2,775)		(8,412)	(10,047)
Revenue, total	$988,930	$928,051	6.6%	$2,786,393	$2,496,321	11.6%

1 Excluding the impact of political revenue, Revenue from the Multiplatform Group and Revenue, total increased by 1.8% and 3.8% for the three months ended September 30, 2022 compared to the three months ended September 30, 2021, respectively. Excluding the impact of political revenue, Revenue from Audio & Media Services increased by 0.1% for the three months ended September 30, 2022 compared to the three months ended September 30, 2021. See the end of this press release for a reconciliation of revenue, excluding political advertising revenue, to revenue.
2 Excluding the impact of political revenue, Revenue from the Multiplatform Group and Revenue, total increased by 4.4% and 9.8% for the nine months ended September 30, 2022 compared to the nine months ended September 30, 2021, respectively. Excluding the impact of political revenue, Revenue from Audio & Media Services increased by 4.8% for the nine months ended September 30, 2022 compared to the nine months ended September 30, 2021. See the end of this press release for a reconciliation of revenue, excluding political advertising revenue, to revenue.

Conference Call
iHeartMedia, Inc. will host a conference call to discuss results and business outlook on November 3, 2022, at 4:30 p.m. Eastern Time. The conference call number is (888) 330-2446 (U.S. callers) and +1 (240) 789-2732 (International callers) and the passcode for both is 71596. A live audio webcast of the conference call will also be available on the Investors homepage of iHeartMedia's website investors.iheartmedia.com. After the live conference call, a replay will be available for a period of thirty days. The replay numbers are (800) 770-2030 (U.S. callers) and +1 (647) 362-9199 (International callers) and the passcode for both is 71596. An archive of the webcast will be available beginning 24 hours after the call for a period of thirty days.

About iHeartMedia, Inc.
iHeartMedia (Nasdaq: IHRT) is the number one audio company in the United States, reaching nine out of 10 Americans every month. It consists of three business groups.

With its quarter of a billion monthly listeners, the iHeartMedia Multiplatform Group has a greater reach than any other media company in the U.S. Its leadership position in audio extends across multiple platforms, including more than 860 live broadcast stations in over 160 markets nationwide; its National Sales organization; and the company’s live and virtual events business. It also includes Premiere Networks, the industry’s largest Networks business, with its Total Traffic and Weather Network (TTWN); and BIN: Black Information Network, the first and only 24/7 national and local all news audio service for the Black community. iHeartMedia also leads the audio industry in analytics, targeting and attribution for its marketing partners with its SmartAudio suite of data targeting and attribution products using data from its massive consumer base.

The iHeartMedia Digital Audio Group includes the company’s fast-growing podcasting business -- iHeartMedia is the number one podcast publisher in downloads, unique listeners, revenue and earnings -- as well as its industry-leading iHeartRadio digital service, available across more than 250 platforms and 2,000 devices; the company’s digital sites, newsletters, digital services and programs; its digital advertising technology companies; and its audio industry-leading social media footprint.

The company’s Audio & Media Services reportable segment includes Katz Media Group, the nation’s largest media representation company, and RCS, the world's leading provider of broadcast and webcast software.

For further information, please contact:
Media
Wendy Goldberg
Chief Communications Officer
(212) 377-1105
wendygoldberg@iheartmedia.com
Investors
Mike McGuinness
EVP, Deputy CFO, and Head of Investor Relations
(212) 377-1336
mbm@iheartmedia.com

Certain statements herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors which may cause the actual results, performance or achievements of iHeartMedia, Inc. and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words or phrases “guidance,” “believe,” “expect,” “anticipate,” “estimates,” “forecast” and similar words or expressions are intended to identify such forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances, such as statements about expectations regarding economic recovery and the recovery of advertising revenue, our expectations about future continued growth, expectations regarding the Company's digital transformation, financial performance of our segments, our capital and operating expense reduction initiatives, our business plans, strategies and initiatives, expected interest rates and interest expense savings, our expectations about certain markets and our anticipated financial performance, liquidity, and net leverage are forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other important factors, some of which are beyond our control and are difficult to predict. Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to: risks related to weak or uncertain global economic conditions; the impact of the COVID-19 pandemic; increased competition; dependence upon the performance of on-air talent, program hosts and management; fluctuations in operating costs; technological changes and innovations; shifts in population and other demographics; impact of our substantial indebtedness; impact of acquisitions, dispositions and other strategic transactions; information technology and cyber-security risks; risks related to our indebtedness; legislative or regulatory requirements; impact of legislation, ongoing litigation or royalty audits on music licensing and royalties; regulations and concerns regarding privacy and data protection; risks related to our Class A common stock; and regulations impacting our business and the ownership of our securities. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date hereof. Additional risks that could cause future results to differ from those expressed by any forward-looking statement are described in the Company’s reports filed with the U.S. Securities and Exchange Commission, including in the section entitled “Item 1A. Risk Factors” of iHeartMedia, Inc.’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. The Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

APPENDIX

TABLE 1 - Comparison of operating performance

(In thousands)	Three Months Ended September 30,		%	Nine Months Ended September 30,		%
	2022	2021	Change	2022	2021	Change
Revenue	$988,930	$928,051	6.6%	$2,786,393	$2,496,321	11.6%
Operating expenses:
Direct operating expenses (excludes depreciation and amortization)	371,719	325,766	14.1%	1,067,625	939,094	13.7%
Selling, general and administrative expenses (excludes depreciation and amortization)	399,892	390,086	2.5%	1,163,293	1,105,056	5.3%
Depreciation and amortization	109,305	108,100		334,144	343,408
Impairment charges	309,750	11,647		311,329	49,391
Other operating expense, net	9,451	12,341		25,985	27,491
Operating income (loss)	$(211,187)	$80,111		$(115,983)	$31,881
Depreciation and amortization	109,305	108,100		334,144	343,408
Impairment charges	309,750	11,647		311,329	49,391
Other operating expense, net	9,451	12,341		25,985	27,491
Share-based compensation expense	10,437	5,993		24,582	17,581
Restructuring expenses	24,486	12,021		54,588	47,216
Adjusted EBITDA[1]	$252,242	$230,213	9.6%	$634,645	$516,968	22.8%
Certain prior period amounts have been reclassified to conform to the 2022 presentation of financial information throughout the press release.
1See the end of this press release for reconciliations of (i) Adjusted EBITDA to Operating income, (ii) Adjusted EBITDA to net income (loss), (iii) Free Cash Flow and Free cash flow including net proceeds from real estate sales to cash provided by (used for) operating activities, (iv) revenue, excluding political advertising revenue, to revenue, and (v) Net Debt to Total Debt. See also the definitions of Adjusted EBITDA, Free Cash Flow, Free cash flow including net proceeds from real estate sales, Adjusted EBITDA margin and Net Debt under the Supplemental Disclosure section in this release.

TABLE 2 - Statements of Operations

(In thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue	$988,930	$928,051	$2,786,393	$2,496,321
Operating expenses:
Direct operating expenses (excludes depreciation and amortization)	371,719	325,766	1,067,625	939,094
Selling, general and administrative expenses (excludes depreciation and amortization)	399,892	390,086	1,163,293	1,105,056
Depreciation and amortization	109,305	108,100	334,144	343,408
Impairment charges[1]	309,750	11,647	311,329	49,391
Other operating expense, net	9,451	12,341	25,985	27,491
Operating income (loss)	(211,187)	80,111	(115,983)	31,881
Interest expense, net	87,890	82,481	248,603	252,489
Gain on investments, net	(3,466)	(10,367)	4,359	39,468
Equity in loss of nonconsolidated affiliates	(132)	(1,056)	(190)	(1,115)
Gain on extinguishment of debt	6,892	(7,896)	15,095	(7,896)
Other expense, net	(581)	(1,785)	(3,026)	(2,955)
Income (loss) before income taxes	(296,364)	(23,474)	(348,348)	(193,106)
Income tax benefit (expense)	(13,412)	27,147	5,015	(77,237)
Net income (loss)	(309,776)	3,673	(343,333)	(270,343)
Less amount attributable to noncontrolling interest	587	493	1,211	486
Net income (loss) attributable to the Company	$(310,363)	$3,180	$(344,544)	$(270,829)
1Impairment charges in nine months ended September 30, 2022 includes $302.1 million related to the impairment of FCC licenses, $8.5 million related to impairments of right-of-use assets and $0.7 million related to leasehold improvements (in the latter two cases, related to leasehold improvements as a result of proactive decisions by management to exit and sublease a number of operating leases in connection with strategic actions to streamline the Company's real estate footprint as part of the Company's modernization initiatives). Impairment charges of $49.4 million in the nine months ended September 30, 2021 related to $38.0 million of impairments of right-of-use assets and $11.4 million related to leasehold improvements as a result of proactive decisions by management to abandon and sublease a number of operating leases in connection with strategic actions to streamline the Company’s real estate footprint as part of the Company’s modernization initiatives.

TABLE 3 - Selected Balance Sheet Information
Selected balance sheet information for September 30, 2022 and December 31, 2021:

(In millions)	September 30, 2022	December 31, 2021
Cash	$295.4	$352.1
Total Current Assets	1,408.6	1,472.9
Net Property, Plant and Equipment	692.3	782.1
Total Assets	8,329.7	8,881.3
Current Liabilities (excluding current portion of long-term debt)	739.4	848.7
Long-term Debt (including current portion of long-term debt)	5,553.7	5,738.9
Stockholders' Equity	592.8	915.8

Supplemental Disclosure Regarding Non-GAAP Financial Information
The following tables set forth the Company’s Adjusted EBITDA, Adjusted EBITDA margin, revenues excluding political advertising revenue, and Free Cash Flow and Free cash flow including net proceeds from real estate sales for the three and nine months ended September 30, 2022 and 2021, and Net Debt as of September 30, 2022. Adjusted EBITDA is defined as consolidated Operating income (loss) adjusted to exclude restructuring expenses included within Direct operating expenses and SG&A expenses, and share-based compensation expenses included within SG&A expenses, as well as the following line items presented in our Statements of Operations: Depreciation and amortization, Impairment charges and Other operating expense, net. Alternatively, Adjusted EBITDA is calculated as Net income (loss), adjusted to exclude Income tax (benefit) expense, Interest expense, net, Depreciation and amortization, Loss (gain) on investments, net, (Gain) loss on extinguishment of debt, Other expense, net, Equity in loss of nonconsolidated affiliates, net, Impairment charges, Other operating expense, net, Share-based compensation expense, and restructuring expenses. Restructuring expenses primarily include expenses incurred in connection with cost-saving initiatives, as well as certain expenses, which, in the view of management, are outside the ordinary course of business or otherwise not representative of the Company's operations during a normal business cycle. Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by Revenue.
The Company uses Adjusted EBITDA and Adjusted EBITDA margin, among other measures, to evaluate the Company’s operating performance. Adjusted EBITDA is among the primary measures used by management for the planning and forecasting of future periods, as well as for measuring performance for compensation of executives and other members of management. We believe this measure is an important indicator of the Company’s operational strength and performance of its business because it provides a link between operational performance and operating income. It is also a primary measure used by management in evaluating companies as potential acquisition targets.
The Company believes the presentation of these measures is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management. The Company believes it helps improve investors’ ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that have different capital structures or tax rates. In addition, the Company believes this measure is also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.
Since Adjusted EBITDA is not a measure calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, operating income as an indicator of operating performance and may not be comparable to similarly titled measures employed by other companies. Adjusted EBITDA is not necessarily a measure of the Company’s ability to fund its cash needs. As it excludes certain financial information compared with operating income, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions which are excluded.
We define Free Cash Flow as Cash provided by (used for) operating activities less capital expenditures, which is disclosed as Purchases of property, plant and equipment in the Company's Consolidated Statements of Cash Flows. We define Free cash flow including net proceeds from real estate sales as Free Cash Flow further adjusted to include proceeds from real estate sales. We use Free Cash Flow and Free cash flow including net proceeds from real estate sales, among other measures, to evaluate the Company’s liquidity and its ability to generate cash flow. We believe that Free Cash Flow and Free cash flow including net proceeds from real estate sales are meaningful to investors because they provide them with a view of the Company's liquidity after deducting capital expenditures, which are considered to be a necessary component of ongoing operations; and include proceeds from real estate sales in the case of Free cash flow including net proceeds from real estate sales. In addition, we believe that Free Cash Flow and Free cash flow including net proceeds from real estate sales helps improve investors' ability to compare our liquidity with that of other companies.
Since Free Cash Flow and Free cash flow including net proceeds from real estate sales are not measures calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, Cash provided by operating activities and may not be comparable to similarly titled measures employed by other companies. Free Cash Flow and Free cash flow including net proceeds from real estate sales is not necessarily a measure of our ability to fund our cash needs.
The Company presents revenue, excluding the effects of political revenue. Due to the cyclical nature of the electoral system and the seasonality of the related political revenue, management believes presenting revenue, excluding the effects of political revenue, provides additional information to investors about the Company’s revenue growth from period to period.
We define Net Debt as Total Debt less Cash and cash equivalents. We define the Net Debt to Adjusted EBITDA ratio as Net Debt divided by Adjusted EBITDA. The Company uses the Net Debt to Adjusted EBITDA ratio to evaluate the Company's leverage. We believe this measure is an important indicator of the Company's ability to service its long-term debt obligations.
Since these non-GAAP financial measures are not calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, the most directly comparable GAAP financial measures as an indicator of operating performance or liquidity.
As required by the SEC rules, the Company provides reconciliations below to the most directly comparable measures reported under GAAP, including (i) Adjusted EBITDA to Operating income, (ii) Adjusted EBITDA to net income (loss), (iii) Free Cash Flow and Free cash flow including net proceeds from real estate sales to cash provided by (used for) operating activities, (iv) revenue, excluding political advertising revenue, to revenue, and (v) Net Debt to Total Debt.
We have provided forecasted Revenue and Adjusted EBITDA guidance for the quarter ending December 31, 2022 and net leverage guidance for December 31, 2022, which reflects anticipated Adjusted EBITDA for the year ending December 31, 2022 and net debt as of December 31, 2022. Our Earnings Call on November 3, 2022 may present guidance that includes Adjusted EBITDA and Free Cash Flow. A full reconciliation of the forecasted Adjusted EBITDA, Free Cash Flow and net debt on a non-GAAP basis to its most-directly comparable GAAP metrics cannot be provided without unreasonable efforts due to the inherent difficulty in forecasting and quantifying with reasonable accuracy significant items required for the reconciliations.

Reconciliation of Operating Income (Loss) to Adjusted EBITDA

(In thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Operating income (loss)	$(211,187)	$80,111	$(115,983)	$31,881
Depreciation and amortization	109,305	108,100	334,144	343,408
Impairment charges[1]	309,750	11,647	311,329	49,391
Other operating expense, net[2]	9,451	12,341	25,985	27,491
Share-based compensation expense	10,437	5,993	24,582	17,581
Restructuring expenses	24,486	12,021	54,588	47,216
Adjusted EBITDA	$252,242	$230,213	$634,645	$516,968

1 Impairment charges in nine months ended September 30, 2022 includes $302.1 million related to the impairment of FCC licenses, $8.5 million related to impairments of right-of-use assets and $0.7 million related to leasehold improvements (in the latter two cases, related to leasehold improvements as a result of proactive decisions by management to exit and sublease a number of operating leases in connection with strategic actions to streamline the Company’s real estate footprint as part of the Company’s modernization initiatives). Impairment Charges of $49.4 million in the nine months ended September 30, 2021 related to $38.0 million of impairments of right-of-use assets and $11.4 million related to leasehold improvements as a result of proactive decisions by management to abandon and sublease a number of operating leases in connection with strategic actions to streamline the Company’s real estate footprint as part of the Company’s modernization initiatives aimed at reducing our structural cost base.
2 Increase in Other operating expense, net is driven by non-cash net book losses recognized in relation to sales of real estate.

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

(In thousands)	Three Months Ended September 30,				Nine Months Ended September 30,
	2022		2021		2022		2021
Net income (loss)	$(309,776)		$3,673		$(343,333)		$(270,343)
Income tax (benefit) expense	13,412		(27,147)		(5,015)		77,237
Interest expense, net	87,890		82,481		248,603		252,489
Depreciation and amortization	109,305		108,100		334,144		343,408
EBITDA	$(99,169)		$167,107		$234,399		$402,791
(Gain) loss on investments, net	3,466		10,367		(4,359)		(39,468)
(Gain) loss on extinguishment of debt	(6,892)	—	7,896	—	(15,095)	—	7,896
Other expense, net	581		1,785		3,026		2,955
Equity in loss of nonconsolidated affiliates	132		1,056		190		1,115
Impairment charges	309,750		11,647		311,329		49,391
Other operating expense, net	9,451		12,341		25,985		27,491
Share-based compensation expense	10,437		5,993		24,582		17,581
Restructuring expenses	24,486		12,021		54,588		47,216
Adjusted EBITDA	$252,242		$230,213		$634,645		$516,968

Reconciliation of Cash Provided By Operating Activities to Free Cash Flow and Free cash flow including net proceeds from real estate sales

(In thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Cash provided by operating activities	$103,110	$95,736	$206,699	$196,593
Purchases of property, plant and equipment	(40,357)	(50,274)	(112,567)	(101,335)
Free cash flow	62,753	45,462	94,132	$95,258
Net proceeds from real estate sales[1]	7,700	8,610	31,535	21,051
Free cash flow including net proceeds from real estate sales	$70,453	$54,072	$125,667	$116,309
1 During the three and nine months ended September 30, 2022 and September 30, 2021, we continued to deploy capital expenditures to accelerate the proactive streamlining of our real estate footprint aimed at reducing our structural cost base. This initiative has succeeded in making certain real estate assets redundant, enabling the Company to sell such assets to partially fund the initiative’s gross capital expenditures.

Reconciliation of Revenue to Revenue excluding Political Advertising

(In thousands)	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2022	2021		2022	2021
Consolidated revenue	$988,930	$928,051	6.6%	$2,786,393	$2,496,321	11.6%
Excluding: Political revenue	(33,968)	(7,837)		(66,215)	(19,521)
Consolidated revenue, excluding political	$954,962	$920,214	3.8%	$2,720,178	$2,476,800	9.8%

Multiplatform Group revenue	$659,896	$658,979	0.1%	$1,864,356	$1,762,726	5.8%
Excluding: Political revenue	(18,283)	(5,858)		(37,418)	(13,491)
Multiplatform Group revenue, excluding political	$641,613	$653,121	(1.8)%	$1,826,938	$1,749,235	4.4%

Digital Audio Group revenue	$253,953	$205,769	23.4%	$720,733	$561,252	28.4%
Excluding: Political revenue	(2,270)	(367)		(4,942)	(1,034)
Digital Audio Group revenue, excluding political	$251,683	$205,402	22.5%	$715,791	$560,218	27.8%

Audio & Media Group Services revenue	$77,794	$66,078	17.7%	$209,716	$182,390	15.0%
Excluding: Political revenue	(13,415)	(1,612)		(23,855)	(4,997)
Audio & Media Services Group revenue, excluding political	$64,379	$64,466	(0.1)%	$185,861	$177,393	4.8%

Reconciliation of Total Debt to Net Debt

(In thousands)	September 30, 2022
Current portion of long-term debt	$665
Long-term debt	5,553,049
Total debt	$5,553,714
Less: Cash and cash equivalents	295,399
Net debt	$5,258,315

Segment Results

The following tables present the Company's segment results for the Company for the periods presented:

	Segments
(In thousands)	Multiplatform Group	Digital Audio Group	Audio & Media Services Group	Corporate and other reconciling items	Eliminations	Consolidated
Three Months Ended September 30, 2022
Revenue	$659,896	$253,953	$77,794	$—	$(2,713)	$988,930
Operating expenses(1)	452,631	175,636	48,044	63,090	(2,713)	736,688
Adjusted EBITDA	$207,265	$78,317	$29,750	$(63,090)	$—	$252,242
Adjusted EBITDA margin	31.4%	30.8%	38.2%			25.5%
Depreciation and amortization						(109,305)
Impairment charges						(309,750)
Other operating expense, net						(9,451)
Share-based compensation expense						(10,437)
Restructuring expenses						(24,486)
Operating loss						$(211,187)
Operating margin						(21.4)%

(1) Operating expenses consist of Direct operating expenses and Selling, general and administrative expenses, excluding Restructuring expenses and share-based compensation expenses.

	Segments
(In thousands)	Multiplatform Group	Digital Audio Group	Audio & Media Services Group	Corporate and other reconciling items	Eliminations	Consolidated
Three Months Ended September 30, 2021
Revenue	$658,979	$205,769	$66,078	$—	$(2,775)	$928,051
Operating expenses(1)	450,549	138,646	43,656	67,762	(2,775)	697,838
Adjusted EBITDA	$208,430	$67,123	$22,422	$(67,762)	$—	$230,213
Adjusted EBITDA margin	31.6%	32.6%	33.9%			24.8%
Depreciation and amortization						(108,100)
Impairment charges						(11,647)
Other operating expense, net						(12,341)
Share-based compensation expense						(5,993)
Restructuring expenses						(12,021)
Operating income						$80,111
Operating margin						8.6%

(1) Operating expenses consist of Direct operating expenses and Selling, general and administrative expenses, excluding Restructuring expenses and share-based compensation expenses.

	Segments
(In thousands)	Multiplatform Group	Digital Audio Group	Audio & Media Services Group	Corporate and other reconciling items	Eliminations	Consolidated
Nine Months Ended September 30, 2022
Revenue	$1,864,356	$720,733	$209,716	$—	$(8,412)	$2,786,393
Operating expenses(1)	1,328,688	511,025	141,509	178,938	(8,412)	2,151,748
Adjusted EBITDA	$535,668	$209,708	$68,207	$(178,938)	$—	$634,645
Adjusted EBITDA margin	28.7%	29.1%	32.5%			22.8%
Depreciation and amortization						(334,144)
Impairment charges						(311,329)
Other operating expense, net						(25,985)
Share-based compensation expense						(24,582)
Restructuring expenses						(54,588)
Operating loss						$(115,983)
Operating margin						(4.2)%

(1) Operating expenses consist of Direct operating expenses and Selling, general and administrative expenses, excluding Restructuring expenses and share-based compensation expenses.

	Segments
(In thousands)	Multiplatform Group	Digital Audio Group	Audio & Media Services Group	Corporate and other reconciling items	Eliminations	Consolidated
Nine Months Ended September 30, 2021
Revenue	$1,762,726	$561,252	$182,390	$—	$(10,047)	$2,496,321
Operating expenses(1)	1,268,107	399,828	124,148	197,317	(10,047)	1,979,353
Adjusted EBITDA	$494,619	$161,424	$58,242	$(197,317)	$—	$516,968
Adjusted EBITDA margin	28.1%	28.8%	31.9%			20.7%
Depreciation and amortization						(343,408)
Impairment charges						(49,391)
Other operating expense, net						(27,491)
Share-based compensation expense						(17,581)
Restructuring expenses						(47,216)
Operating income						$31,881
Operating margin						1.3%

(1) Operating expenses consist of Direct operating expenses and Selling, general and administrative expenses, excluding Restructuring expenses and share-based compensation expenses.